Filed Pursuant to Rule 424(b)(3)
File No. 333-126399

PROSPECTUS SUPPLEMENT NO. 7
to Prospectus declared effective
on November 2, 2005
as supplemented by
Supplement No. 1 dated November 14, 2005,
Supplement No. 2 dated January 6, 2006,
Supplement No. 3 dated March 10, 2006,
Supplement No. 4 dated March 20, 2006,
Supplement No. 5 dated March 31, 2006, and
Supplement No. 6 dated April 14, 2006

BIONOVO, INC.

This Prospectus Supplement No. 7 supplements our Prospectus dated November 2, 2005 as supplemented by Prospectus Supplement No. 1 dated November 14, 2005, Prospectus Supplement No. 2 dated January 6, 2006, Prospectus No. 3 dated March 10, 2006, Prospectus Supplement No. 4 dated March 20, 2006, Prospectus Supplement No. 5 dated March 31, 2006 and Prospectus Supplement No. 6 dated April 14, 2006. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, except upon exercise of the warrants.

Our common stock is quoted on the OTC Bulletin Board under the symbol BNVI.OB. On April 14, 2006, the closing price for our common stock on the OTC Bulletin Board was $1.05.

This Prospectus Supplement includes the attached Definitive Proxy Statement for the 2006 Annual Meeting of Stockholders on Schedule 14A of Bionovo, Inc., as filed by us with the Securities and Exchange Commission on April 17, 2006.

YOU SHOULD READ THE PROSPECTUS, THIS PROSPECTUS SUPPLEMENT NO. 7 AND PROSPECTUS SUPPLEMENT NO. 1, PROSPECTUS SUPPLEMENT NO. 2, PROSPECTUS SUPPLEMENT NO. 3, PROSPECTUS SUPPLEMENT NO. 4, PROSPECTUS SUPPLEMENT NO. 5 AND PROSPECTUS SUPPLEMENT NO. 6 CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 4 OF THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is April 17, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Bionovo, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Bionovo, Inc.
5858 Horton Street, Suite 375
Emeryville, California 94608
510-601-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2006

The Annual Meeting of Stockholders of Bionovo will be held on May 17, 2006, at 11:00 a.m. local time at the Company’s headquarters, located at 5858 Horton Street, Suite 375, Emeryville, California for the following purposes:

1.	to elect six directors to the Board of Directors to hold office for a one-year term;

2.	to consider and vote upon a proposal to approve Amendment No. 4 to the Company’s Stock Incentive Plan;

3.	to ratify the appointment of Pohl, McNabola, Berg & Company as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

4.	to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 31, 2006 are entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. All stockholders are cordially invited to attend the annual meeting and vote in person.

Regardless of whether you expect to attend the annual meeting, you are requested to sign, date and return the accompanying proxy card. You may still attend and vote in person at the annual meeting if you wish, even though you may have submitted your proxy prior to the annual meeting. If you attend the annual meeting and wish to vote in person, you must revoke your proxy and only your vote at the annual meeting will be counted.

Thank you in advance for your prompt return of your proxy.

By Order of the Board of Directors,

/s/ Mary Tagliaferri

Dr. Mary Tagliaferri
Secretary

Emeryville, California
April 15, 2006

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Bionovo, Inc.
5858 Horton Street, Suite 375
Emeryville, California 94608
____________________

PROXY STATEMENT
____________________

The accompanying proxy is solicited on behalf of the Board of Directors of Bionovo, Inc. (“Bionovo” or the “Company”) to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s office, located at 5858 Horton Street, Suite 375, Emeryville, California, on May 17, 2006, at 11:00 a.m. local time, and any and all adjournments or postponements thereof. This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 15, 2006.

General Information about Voting

Voting Securities and Voting Rights

The record date for the determination of stockholders entitled to vote at the annual meeting is March 31, 2006. As of such date, we had outstanding 49,377,703 shares of the Company’s common stock, $0.001 par value per share. The Company’s common stock is the only class of the Company’s stock outstanding and entitled to vote at the annual meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held.

The annual meeting will be held only if there is a quorum present. The Company’s by-laws require that the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote be represented in person or by proxy at the annual meeting in order to constitute a quorum for the transaction of business. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspector of elections appointed for the annual meeting and will determine whether a quorum is present. Abstentions and broker non-votes (i.e. the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on any particular matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. The stockholders present at the annual meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum or the refusal of any stockholder present in person or by proxy to vote or participate in the annual meeting.

At this years’ annual meeting, stockholders will (i) elect six directors to serve a term of one year; (ii) consider and vote upon a proposal to approve Amendment No. 4 to the Company’s Stock Incentive Plan; and (iii) vote on the ratification of the appointment of Pohl, McNabola, Berg & Company as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

In voting on the election of directors, you may vote in favor of all nominees, withhold authority for all nominees, or withhold votes as to specific nominees. In the election of directors, broker non-votes will be disregarded and have no effect on the outcome of the vote. Assuming that a quorum is present, a plurality of affirmative votes properly cast in person or by proxy will be required to elect directors.

In voting on the proposal to approve Amendment No. 4 to the Company’s Stock Incentive Plan and the ratification of Pohl, McNabola, Berg & Company, you may vote in favor of the proposal, vote against the proposal or abstain from voting. A majority of affirmative votes properly cast in person or by proxy will be required to approve Amendment No. 4 to the Company’s Stock Incentive Plan and to ratify the appointment of Pohl, McNabola, Berg & Company. With respect to each of these proposals, abstentions from voting will have the same effect as a vote against such matter and broker non-votes will be disregarded and have no effect on the outcome of the vote.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the annual meeting as directed. If no specification is indicated, the shares will be voted (i) FOR the election of the nominees set forth in this proxy statement; (ii) FOR Amendment No. 4 to the Company’s Stock Incentive Plan; and (iii) FOR the ratification of the appointment of Pohl, McNabola, Berg & Company as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

You may vote in person at the annual meeting, if you wish, even though you have previously mailed in your proxy. Stockholders who execute proxies, however, retain the right to revoke them at any time before they are voted. The revocation of a proxy will not be effective until written notice thereof has been given to the Company’s Secretary unless the stockholder granting such proxy votes in person at the annual meeting.

The Board of Directors recommends a vote FOR each of the nominees for director and FOR the approval of Amendment No. 4 to the Company’s Stock Incentive Plan and FOR ratification of Pohl, McNabola, Berg & Company as the Company’s independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.

Solicitation

In addition to the original solicitation by mail, certain of the Company’s employees may solicit proxies by telephone or in person. No specially engaged employees or solicitors will be retained for proxy solicitation purposes. All expenses of this solicitation, including the costs of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of shares, will be borne by us.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

Proposal 1: Election of Directors

The Company’s Certificate of Incorporation and by-laws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. Presently, the number of the Company’s directors is fixed at seven, however, the Board of Directors currently consists of six (6) directors. Of the six (6) directors, Frances Preston and Brooks Corbin are independent under the listing standards of both the American Stock Exchange and the Nasdaq Stock Market, to the extent any of the Company’s securities are listed thereon.

The Board of Directors’ nominees for re-election this year to serve for a one-year term or until their respective successors have been elected and qualified are as follows: Isaac Cohen, Brooks Corbin, Dr. David Naveh, Frances W. Preston, Dr. Mary Tagliaferri and Michael Vanderhoof, each of whom is currently a director of the Company. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the stockholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

Information regarding the Board of Directors’ nominees is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of March 31, 2006.

Board Recommendation

The board recommends that you vote FOR the following nominees for election as directors:

Isaac Cohen, L.Ac., O.M.D., 43, is a co-founder of Bionovo Biopharmaceuticals, and has served as its Chairman, President, Chief Executive Officer and Chief Scientific Officer and a Director since February 2002. He became the Company’s Chairman, President, Chief Executive Officer and Chief Scientific Officer and a Director in April 2005. Mr. Cohen has been a Guest Scientist at the University of California, San Francisco (UCSF) Cancer Research Center and UCSF Center for Reproductive Endocrinology since 1995. Mr. Cohen has been in private practice at The American Acupuncture Center, located in Berkeley, California since 1989.

Brooks Corbin, CPA, CFA, MBA, 46, has been a director since April 2006. Currently, Mr. Corbin serves as the CFO of Dynamic Healthcare Systems, which provides services and products that help health care plans and organizations who provide Medicare services solve their operational, compliance and revenue management challenges.

David Naveh, Ph.D., MBA, 54, has been a director of Bionovo Biopharmaceuticals since August 2003. He became a director of the Company in May 2005. Dr. Naveh has worked for Bayer Corporation since 1992 and currently serves as Chief Technical Officer of Bayer Biological Products, Worldwide. Prior to Bayer Corporation, Dr. Naveh served in the capacity of Process Development and Plant Management at Schering Plough from 1984 to 1988 and Director of Operations at Centocor from 1988 to 1992. Dr. Naveh is a member of the Company’s audit, compensation and nominations and corporate governance committees.

Frances W. Preston, 77, has been a director since March 2006. From 1986 through 2004, Ms. Preston served as CEO and President of Broadcast Music, Inc. (BMI). Ms Preston is the non-salaried president of the T.J. Martell Foundation for Leukemia, Cancer and AIDS Research.

Mary Tagliaferri, M.D., L.Ac., 40, is a co-founder of Bionovo Biopharmaceuticals, and has served as its Chief Regulatory Officer, Secretary and Treasurer and a Director since February 2002. She became Vice President, Chief Regulatory Officer, Secretary and Treasurer of the Company in April 2005, and a director effective in May 2005. In addition to her services to and work for us, Dr. Tagliaferri has been conducting translational research with the University of California, San Francisco since 1996.

Michael Vanderhoof, 45, has been a director June 2005. Mr. Vanderhoof is Chairman of Cambria Capital LLC and a principal in Cambria Investment Fund LP, a NASD registered broker dealer with offices in Los Angeles, New York and Seattle. Mr. Vanderhoof is also President of Avintaquin Capital LLC, a venture capital firm with offices in Orange County and Los Angeles. Mr. Vanderhoof is a director of Auxilio, Inc. (OTCBB: AUXO.OB).

Meetings of the Board of Directors

During fiscal year 2005, the Board of Directors held eight meetings in person or by telephone. Members of the Board of Directors are provided with information between meetings regarding the Company’s operations and are consulted on an informal basis with respect to pending business. Each director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served during the year.

Information Relating to Committees of the Board of Directors

The Company’s by-laws authorize the Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominations and Corporate Governance Committee.

The Board of Directors has adopted charters for the Audit, Compensation and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. We post on the Company’s website, at www.bionovo.com, the charters of the Company’s Audit, Compensation and Nominations and Corporate Governance Committees. These documents are also available in print to any stockholder requesting a copy in writing from the Company’s Secretary at the Company’s executive offices set forth in this proxy statement. A copy of the Audit Committee charter is included as Appendix A to this proxy statement for the 2006 Annual Meeting of Stockholders.

Interested parties may communicate with the Board of Directors or specific members of the Board of Directors, including the independent directors and the members of the various board committees, by submitting a letter addressed to the Board of Directors of Bionovo, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are then forwarded to the indicated directors.

Compensation Committee. The Compensation Committee is presently composed of Michael Vanderhoof, who serves as chairperson of the committee, and Dr. David Naveh. No member of the Compensation Committee is an employee or officer. The principal functions of this committee are to review and approve the Company’s organization structure, review performance of the Company’s officers and establish overall employee compensation policies. This committee also reviews and approves compensation of directors and the Company’s corporate officers, including salary, bonus, and stock option grants, and administers the Company’s stock plans. The Board plans to appoint Mr. Corbin and Ms. Preston to the Compensation Committee within the next 90 days. The Compensation Committee met twice during the fiscal year ended December 31, 2005.

Audit Committee. The Audit Committee is presently composed of Dr. Naveh, who serves as chairperson, and Mr. Vanderhoof. No member of the Audit Committee is an employee or officerThe functions of the Audit Committee include, among other things, reviewing the Company’s annual and quarterly financial statements, reviewing the results of each audit and quarterly review by the Company’s independent public accountants, reviewing the Company’s internal audit activities and discussing the adequacy of the Company’s accounting and control systems. The Audit Committee met four times during the fiscal year ended December 31, 2005. The Board of Directors has adopted an Audit Committee Charter, which is included as Appendix A to this proxy statement.

The Audit Committee Charter provides that the Audit Committee will consist of no fewer than three members, each of whom is independent under the rules of the American Stock Exchange or the Nasdaq Stock Market. The Board of Directors has determined that membership on the Audit Committee by Dr. Naveh and Mr. Vanderhoof, while each is not independent, is in the best interests of the Company and its stockholders. Ms. Preston and Mr. Corbin, upon their appointment to the Audit Committee will be independent members of the Audit Committee. The Audit Committee currently does not have a member that is an “audit committee financial expert,” as that term is defined by Regulation S-B of the Securities Exchange Act of 1934. Mr. Corbin and Ms. Preston are both “independent” directors, as defined in the Securities Exchange Act of 1934 as well as under the rules and regulations of the American Stock Exchange or the NASDAQ Stock Market, to the extent any of the Company’s securities are traded or quoted thereon. Mr. Corbin and Ms. Preston are qualified to be “audit committee financial experts,” as that term is defined by Regulation S-B of the Securities Exchange Act of 1934.

Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee currently consists of Mr. Vanderhoof, who serves as chairperson, and Dr. Naveh. Pursuant to the Nominations and Corporate Governance Committee Charter, the nominations and corporate governance committee is responsible for board member qualification and nomination to the full board as well as matters relating to corporate governance.

The Board of Directors does not have a charter for the Company’s nominating process, however, the Nominations and Corporate Governance Committee reviews the qualities and skills in prospective members of the Board of Directors and generally requires that director candidates be qualified individuals who, if added to the Board of Directors, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, as determined by the independent directors in their discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company's industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a director of the Company.

The Board of Directors does not have a specific policy for consideration of nominees recommended by security holders. However, security holders can recommend a prospective nominee for the Board of Directors by writing to the Company’s Secretary at the Company’s corporate headquarters and providing the information required by the Company’s by-laws, along with any additional supporting materials the security holder considers appropriate. There have been no recommended nominees from security holders. The Company pays no fees to third parties for evaluating or identifying potential nominees.

Codes of Ethics

The Board has adopted a Code of Business Conduct and Ethics for its employees, including its Chief Executive and Chief Financial Officer (the “Code of Ethics”). The Corporation’s Chief Executive Officer and Chief Financial Officer have signed the Code of Ethics and will be held to the standards outlined therein. A copies of the Code of Ethics is available at the Corporation’s website at http://www.bionovo.com under the heading “Investors — Corporate Governance”.

Director Compensation

Beginning in June 2005, each non-employee director is entitled to receive a stock option grant for 2,500 shares of the Company’s common stock for each board meeting attended. Each non-employee director is entitled to receive a stock option grant for 25,000 shares of the Company’s common stock for joining the Board of Directors. The option grants will vest over a period of two years with a per share exercise price which is equal to the per share price of the Company’s common stock as quoted on The Over-the-Counter Bulletin Board as of the date of the grant. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.

Beneficial Ownership Of Securities

The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2006, by (i) each current director; (ii) each executive officer named in the summary compensation table included herein; (iii) all the Company’s current directors and executive officer as a group; and (iv) each person who is known by us to be a beneficially owner of five percent or more of the Company’s common stock.

Name and Address of Beneficial Owner (1)	Shares owned excluding options and warrants	Number of share that may be acquired within 60 days	Percent of Common Stock owned(2)
Isaac Cohen	9,866,094	-	19.98%
Mary Tagliaferri	9,866,094	-	19.98%
Brooks Corbin	-	-	-
David Naveh	-	612,000(3)	1.25%
Frances Preston	-	-	-
James P. Stapleton	50,000	12,500(4)	*
Michael Vanderhoof	562,500	362,500(5)	1.84%
All directors and executive officer, as a group (7)	20,344,688	987,000	43.2%
________________________
*	Less than 1% of the outstanding shares of common stock
(1)	The address for all officers and directors is 5858 Horton Street, Suite 375, Emeryville, CA 94608.
(2)
Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law). The percentages are based upon 49,377,703 shares outstanding as of March 31, 2006, except for certain parties who hold options and warrants that are presently exercisable or exercisable within 60 days, are based upon the sum of shares outstanding as of March 31, 2006 plus the number of shares subject to options and warrants that are presently exercisable or exercisable within 60 days held by them, as indicated in the following notes.

(3)	Consists of shares subject to stock options exercisable within 60 days.
(4)	Includes 12,500 shares subject to stock warrant agreements exercisable within 60 days.
(5)	Includes 362,500 shares subject to stock warrant agreements exercisable within 60 days.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

Under Section 16(a) of the Securities Exchange Act of 1934, directors and certain officers, and beneficial owners of 10 percent or more of the Company’s common stock, are required from time to time to file with the Securities and Exchange Commission reports on Forms 3, 4 or 5, relating principally to holdings of and transactions in the Company’s securities by such persons. Based solely upon a review of such Forms furnished to us during fiscal 2005 and thereafter and any written representations received by us from a director, officer or beneficial owner of 10 percent or more of the Company’s common stock that no Form 4 or 5 is required, we believe that all reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Exchange Act of 1934 during fiscal 2005.

Proposal 2 - Approval of Amendment No. 4 to the Stock Incentive Plan

On April 6, 2005, in connection with the completion of its reverse merger with Bionovo Biopharmaceuticals, the Company assumed and adopted the Stock Incentive Plan (the “Plan”) of Bionovo Biopharmaceuticals. The Plan authorizes 3,496,788 shares of common stock for issuance. At March 31, 2006, there were 796,534 shares of common stock available for issuance under the Plan. A copy of the Stock Incentive Plan, as amended, including Amendment No. 4 is attached hereto as Appendix B.

The Board approved Amendment No. 4 to the Plan, subject to the stockholders’ approval, to increase the number of shares covered by, and reserved for issuance under, the Plan from 3,496,788 shares to 6,496,788 shares. Such share reserve consists of (i) the number of shares that remain available for issuance under the Plan (including shares subject to outstanding options) and (ii) an additional increase of 3,000,000 shares.

The Board decided to amend the Plan and increase the number of shares available thereunder to enable the Company to make grants under the Plan to new members of the Company’s Board of Directors and management.

Stockholders are being asked to approve Amendment No. 4 to the Plan at this annual meeting. If the stockholders approve Amendment No. 4 to the Plan, there will be a balance of 3,796,534 shares available under the Plan. The Company intends to use 3,796,534 shares of the balance for future grants.

Purpose. The purpose of the Plan is to promote the success of Bionovo and the interests of its stockholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and certain other eligible persons with stock based awards and incentives for high levels of individual performance and improved financial performance of Bionovo. The Plan provides for the ability for Bionovo to issue stock options and restricted stock awards. Stock options may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986 (which we refer to as the Code), or non-qualified stock options. As of March 31, 2006, stock options to purchase a total of approximately 2,700,254 shares of the Company’s common stock had been granted under the Plan by Bionovo. These options, which expire ten years from the date of grant, were granted at exercise prices ranging from $0.29167 to $0.90 per share. The following is a summary of certain principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan. Stockholders are urged to read the actual text of the Plan in its entirety which is set forth as Appendix B to this proxy statement.

Shares Available For Awards. Under the Plan, the total number of shares of the Company’s common stock that may be subject to the granting of awards under the Plan equals 6,496,788 shares, plus the number of shares that are subject to or underlie awards that expire or for any reason are not paid or delivered under the Plan. A committee of the Board of Directors, which we refer to as the Committee, is to administer the Plan. See "Administration." The Committee is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that an extraordinary dividend or other distribution (whether in cash, shares of the Company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, or other similar corporate transaction or event affects the Company common stock to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances.

Eligibility. The persons eligible to receive awards under the Plan are the Company’s officers (whether or not directors) and employees, and any director of, or any individual consultant or advisory who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction or as a market maker or promoter of the Company's securities) to, the Company and who is selected to participate in the Plan by the Committee described below.

Administration. Pursuant to the Plan, the Board of Directors has selected a Committee to administer the Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, and independent as defined by the Nasdaq National Market or any other national securities exchange on which any securities of the Company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, the Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of the Company common stock to which awards will relate, specify times at which awards will be exercisable or settleable, set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan.

Stock Options. The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price per share subject to an option are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of the Company common stock on the date of grant. For purposes of the Plan, the term "fair market value" means, as of any given date, the closing sales price per share of the Company common stock as reported on the principal stock exchange or market on which the Company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. If the Company common stock is not listed to trade on a national securities exchange and is not reported on the Nasdaq National Market Reporting System, "fair market value" means the mean between the bid and asked price for the Company's common stock on such date, as furnished by the National Association of Securities Dealers, Inc. In the absence of the foregoing, "fair market value: of the Company’s common stock is as established by the Committee. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee except that no option may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, check, shares that have been held for at least six months (provided the Committee in its sole discretion may limit the use of shares as payment), if authorized by the Committee or specified in an applicable award agreement, by a promissory note subject to the terms of the Plan, and by notice and third party payment in such manner as may be authorized by the Committee.

Restricted Stock. The Committee is authorized to grant restricted stock. Restricted stock is a grant of shares of the Company common stock, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors), which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Committee.

Acceleration of Vesting; Change in Control. The Committee may, in its discretion, accelerate the vesting and exercisability, or the expiration of exercisability period of any award in the event of termination of employment or service with the Company for any reason other than cause, and unless otherwise provided in the award agreement, vesting shall occur immediately in the case of a "change in control" of the Company, as defined in the Plan.

Amendment And Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by sections 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board of Directors. Thus, stockholder approval may not necessarily be required for every amendment to the Plan which might increase the cost of the Plan or alter the eligibility of persons to receive awards. However, the Board of Directors and the Committee may not, without the written consent of the Plan participant affected thereby, terminate or suspend the Plan in any manner materially adverse to the Plan participant's rights or benefits under an outstanding award, or amend the Plan participant's award in any manner materially adverse to the Plan participant. Unless earlier terminated by the Board of Directors, the Plan will terminate at the close of business on the day before the 10th anniversary of its effective date.

Federal Income Tax Consequences of Awards. The Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of the Company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the restricted stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a restricted stock award under the Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Section 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to "nonqualified deferred compensation plans," including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer's financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, discounted stock options. It is the Company's intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.

Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. The Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance-based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of the Company to ensure that options under the Plan will qualify as "performance-based compensation" that is fully deductible by the Company under Section 162(m).

Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

Proposal

At the Annual Meeting, stockholders will be asked to approve Amendment No. 4 to the Plan to increase the number of shares authorized and reserved for issuance under the Plan. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company’s common stock present or represented and entitled to vote at the Annual Meeting. Should such stockholder approval not be obtained, then Amendment No. 4 to the Plan will not be implemented. The Company’s Stock Incentive Plan, will, however, continue to remain in effect, and option grants may be made pursuant to the provisions of those plans until the available reserve of common stock under each such plan is issued.

The Board of Directors recommends that you vote FOR this proposal.

Executive Compensation and Other Information

Summary Compensation Table

The following table contains information concerning the Company’s chief executive officer and other executive officers who received a salary and bonus totaling $100,000 or more during fiscal 2005 (as a group, the “named executive officers”).
				All Other Compensation ($)

		Annual Compensation(1)
	Fiscal Year	Salary ($)	Bonus ($)
Name and Principal Position
Isaac Cohen, L.Ac., O.M.D.	2005	178,846	42,883	48,240 (2)
Chairman, President, Chief Executive	2004	90,000	-	27,120(3)
Officer and Chief Scientific Officer	2003	-	-	-

Mary Tagliaferri, M.D., L.Ac.	2005	178,846	42,883	48,240 (4)
Vice President, Chief Regulatory	2004	118,000	-	34,120 (5)
Officer, Secretary, Treasurer and	2003	-	-	-
Director

James P. Stapleton(6)	2005	57,519	-	-
Chief Financial Officer
___________________________________
(1)	Does not include the aggregate amount of perquisites or other personal benefits, which was less than 10% of the total annual salary and bonus reported.
(2)	Amount comprised of $42,000 contributed by Bionovo pursuant to its Simplified Employee Pension Program and $6,240 in annual automobile allowance.
(3)	Amount comprised of $22,500 contributed by Bionovo Biopharmaceuticals pursuant to its Simplified Employee Pension Program and $4,620 in annual automobile allowance.
(4)	Amount comprised of $42,000 contributed by Bionovo pursuant to its Simplified Employee Pension Program and $6,240 in annual automobile allowance.
(5)	Amount comprised of $29,500 contributed by Bionovo Biopharmaceuticals pursuant to its Simplified Employee Pension Program and $4,620 in annual automobile allowance.
(6)	Mr. Stapleton’s became the Chief Financial Officer of the Company in June 2005.

Option Grants in Last Fiscal Year

The following table sets forth information concerning options to purchase shares of the Company’s common stock granted to the Company’s named executive officers in the fiscal year ended December 31, 2005. No other options were granted to the Company’s named executive officers in the fiscal year ended December 31, 2005.

Executive Officer	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Company Employees in Fiscal Year	Exercise Price Per Share (2)	Expiration Date
James P. Stapleton	600,000	52.9%	$0.90	12/31/15
_________________________________________
(1)
The options were granted under the Stock Incentive Plan for a term of no more than ten years, subject to earlier termination in certain events related to termination of employment. The options begin to vest on the first anniversary from the grant date. To the extent not already exercisable, the options generally become exercisable upon a merger or consolidation of the Company with or into another corporation, or upon the acquisition by another corporation or person of all or substantially all of the Company’s assets.

(2)	All options were granted at fair market value (the last price for the Company’s Common Stock as reported by NASDAQ on the day previous to the date of grant).

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2005 with respect to the Company’s equity compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under plan
Equity compensation plan approved by security holders (1):	2,700,254	$0.68	796,534
Equity compensation plans not approved by security holders (2):	9,919,524	$0.60	-
Total	12,619,778		796,534
________________________________________
(1)	Consists of the Stock Incentive Plan
(2)	Warrants.

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding the exercisable and unexercisable options to acquire the Company’s common stock granted to the Company’s named executive officers as of December 31, 2005. None of the named executive officers exercised options during 2005.

Name	Number of Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Isaac Cohen	-	-	-	-
James P. Stapleton(2)	-	600,000	-	$0.00
Mary Tagliaferri	-	-	-	-
_________________________
(1)	Represents the difference between the fair market value of the shares underlying such options at fiscal year-end ($0.90) and the exercise price of such options.
(2)	Mr. Stapleton joined the Company in June 2005 as Chief Financial Officer.

Employment and Separation Agreements and Change in Control Arrangements

Isaac Cohen, the Company’s Chief Executive Officer, has an employment agreement with Bionovo that provides for an annual salary of $196,000, subject to annual review and potential increase by Board of Directors. Mr. Cohen is eligible to receive annual bonuses in cash or stock options as awarded by the Board of Directors in its discretion. Mr. Cohen also is entitled to an automobile allowance of $520 per month and we have agreed to indemnify him in his capacity as an officer or director. Mr. Cohen will receive a severance payment equal to six month's salary in the event of Bionovo terminates his employment without cause. The agreement is for a term of three years, which commenced June 23, 2004.

Mary Tagliaferri, the Company’s Chief Regulatory Officer, has an employment agreement with Bionovo that provides for an annual salary of $196,000, subject to annual review and potential increase by the Board of Directors. Dr. Tagliaferri is eligible to receive annual bonuses in cash or stock options as awarded by the Board of Directors in its discretion. Dr. Tagliaferri also is entitled to an automobile allowance of $520 per month and we have agreed to indemnify her in her capacity as an officer or director. Dr. Tagliaferri will receive a severance payment equal to six month's salary in the event of Bionovo terminates her employment without cause. The agreement is for a term of three years, which commenced June 23, 2004.

James Stapleton became the Company’s chief financial officer on June 28, 2005. We currently are negotiating the terms of an employment agreement with Mr. Stapleton.

COMPENSATION COMMITTEE REPORT

Overview and Philosophy

The Compensation Committee of the Board of Directors reviews and establishes compensation strategies and programs to ensure that we attract, retain, properly compensate, and motivate qualified executives and other key associates. The Committee consists of Mr. Vanderhoof, its chairperson, and Dr. Naveh. No member of this committee is an employee or officer.

The philosophy of the Compensation Committee is (i) to provide competitive levels of compensation that integrate pay with the individual executive’s performance and the Company’s annual and long-term performance goals; (ii) to motivate key executives to achieve strategic business goals and reward them for their achievement; (iii) to provide compensation opportunities and benefits that are comparable to those offered by other companies in the training and education industry, thereby allowing us to compete for and retain talented executives who are critical to the Company’s long-term success; and (iv) to align the interests of key executives with the long-term interests of stockholders and the enhancement of stockholder value through the granting of stock options. The compensation of the Company’s executive officer is currently comprised of annual base salary, a bonus plan pursuant to certain performance criteria being achieved, and long-term performance incentives in the form of stock option grants under the stock option plans.

Chief Executive Officer Compensation

The Compensation Committee set the 2005 annual compensation for the Company’s current Chief Executive Officer, Mr. Cohen.

Mr. Cohen is being paid an annual salary of $196,000. Mr. Cohen may earn an annual bonus, at the discretion of the Board of Directors, with an amount to be determined by the Board of Directors.

By the Compensation Committee,

Michael Vanderhoof, Chairperson
Dr. David Naveh

AUDIT COMMITTEE REPORT

The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all aspects of the Company’s financial reporting, internal control and audit functions. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report for fiscal year 2006 with management.

The Audit Committee also reviewed with Pohl, McNabola, Berg & Company, LLP the Company’s independent auditors, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Audit Committee has also considered whether the provision of non-audit services by Pohl, McNabola, Berg & Company, is compatible with their independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

By the Audit Committee,

Dr. David Naveh, Chairperson
Michael Vanderhoof

Proposal 3 - Ratification of Independent Auditors

As previously reported on the Company’s Form 8-K dated May 25, 2005, effective May 25, 2005 Madsen & Associates, CPA's Inc. was dismissed as the Company’s independent auditor and Stonefield Josephson, Inc. was engaged as the Company’s then independent auditor. As previously reported on the Company’s Form 8-K dated January 4, 2006, we decided to engage a new auditing firm, Pohl, McNabola, Berg & Company, LLP, as the Company’s independent registered public accounting firm to audit the Company’s financial statements. The Audit Committee and Board of Directors recommended and approved the change of accountants. Accordingly, Stonefield Josephson, Inc. was dismissed on January 4, 2006. The decision to change accountants was determined by the Audit Committee and Board of Directors to be in the Company’s best interests at the current time. Stonefield Josephson, Inc. was originally engaged as the auditor of record of the registrant effective May 25, 2005. Since May 25, 2005 and through the date we dismissed Stonefield Josephson, Inc., there were no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Stonefield Josephson's report on the Company’s financial statements for either of the years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principals. We provided Stonefield Josephson, Inc. with a copy of the Company’s Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Stonefield Josephson, Inc. was attached to the Company’s Form 8-K, dated as of January 4, 2006, as Exhibit 16.1.

We have engaged the firm of Pohl, McNabola, Berg & Company, LLP as of January 4, 2006. During the Company’s two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, Pohl, McNabola, Berg & Company, LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

Fees Paid To Independent Auditors

Audit Fees. On January 4, 2006, we decided to engage a new auditing firm, Pohl, McNabola, Berg & Company, as the Company’s independent registered public accounting firm to audit the Company’s financial statements. The Audit Committee and Board of Directors recommended and approved the change of accountants. Accordingly, Stonefield Josephson, Inc. was dismissed on January 4, 2006.

The aggregate fees billed for professional services rendered by Stonefield Josephson, Inc. for the reviews of the financial statements included in the Company’s Forms 10-QSB and Form SB-2 for the fiscal year ended December 31, 2005 were $90,085. Pursuant to engaging Pohl, McNabola, Berg & Company on January 4, 2006, no fees where paid to Pohl, McNabola, Berg & Company, during the fiscal year ended December 31, 2005.

Financial Information Systems Design and Implementation Fees

No fees were billed for professional services rendered by Stonefield Josephson, Inc. or Pohl, McNabola, Berg & Company, for financial information systems design and implementation services for the fiscal year ended December 31, 2005.

All Other Fees

The aggregate fees billed for services rendered by Stonefield Josephson, Inc., other than the services referred to above, for the fiscal year ended December 31, 2005 were $0. Pursuant to engaging Pohl, McNabola, Berg & Company on January 4, 2006, no fees where paid to Pohl, McNabola, Berg & Company, during the fiscal year ended December 31, 2005.

Certain Relationships and Related Transactions

Effective upon the Company’s reverse merger with Bionovo Biopharmaceuticals on April 6, 2005, we purchased and subsequently cancelled 19,975,000 and 1,065,000 shares of the Company’s common stock from Mary E. Ross and Gary Lewis, each a former director and officer, in exchange for the Company’s sale to Ms. Ross of the Company’s historical cook book business prior to the reverse merger. Ms. Ross’ acquisition of the Company’s prior business occurred on April 6, 2005.

As of April 6, 2005, Mary Ross forgave amounts owed to her by us. The amounts were comprised of a promissory note dated December 31, 2004 in the face amount of $130,382, bearing interest at the rate of 7% per annum which was due and payable on May 31, 2006, and for additional sums representing expenses paid by her on the Company’s behalf in the sum of $7,800.

As of April 6, 2005, Gary Lewis forgave amounts owed to him by us. The amounts were comprised of a series of promissory notes which were aggregated into a single note dated December 31, 2004 in the face amount of $41,152, bearing interest at the rate of 7% per annum which was due and payable on May 31, 2006.

Michael D. Vanderhoof, one of the Company’s directors, is the Chairman of Cambria Asset Management, LLC, a financial consulting firm. In connection with the Company’s recent reverse merger transaction and April and May 2005 private placements, Cambria Asset Management indirectly provided certain financial advisory and consulting services to us. As result, Cambria Asset Management was assigned five year warrants to purchase 1,082,000 shares of the Company’s common stock at an exercise price of $0.50 per share. We have been advised that Cambria Asset Management has agreed in principal with its officers and owners to assign the foregoing warrants to such persons, with Mr. Vanderhoof to receive warrants to purchase 300,000 shares of common stock in such assignment.

Appointment of Independent Auditors

The Company has appointed the firm of Pohl, McNabola, Berg & Company, LLP, as independent public auditors for the Company for the year ending December 31, 2006. Representatives of Pohl, McNabola, Berg & Company, LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

Nominations and Stockholder Proposals

The By-laws of the Company require that all nominations for persons to be elected to the Board of Directors, other than those made by or at the direction of the Board of Directors, be made pursuant to written notice to the Secretary of the Company. The notice must be received not less than 90 nor more than 180 days prior to the earlier of the date of the annual meeting or the corresponding date on which the immediately preceding year’s annual meeting was held. Notice must set forth the name, age, business address and residence address of each nominee, their principal occupation or employment, the class and number of shares of stock which they beneficially own and any other information that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the nominating stockholder’s name and address as they appear on the Company’s books, the class and number of shares of stock beneficially owned by such stockholder and the name(s) and address and share ownership information of each person(s) with whom the nominating stockholder is acting in concert.

In addition, the By-laws require that for business to be properly brought before an annual meeting by a stockholder, the Secretary of the Company must have received written notice thereof not less than 90 nor more than 180 days prior to the earlier of the date of the annual meeting or the corresponding date on which the immediately preceding year’s annual meeting was held. The notice must set forth, among other information, the name and address of the stockholder who intends to bring business before the meeting, the general nature of the business which he or she seeks to bring before the meeting and a representation that the stockholder is a holder of record of shares entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring the business specified in the notice before the annual meeting.

Any proposal of a stockholder intended to be presented at the Company’s 2007 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that annual meeting is required to be received by the Company no later than February 17, 2007. Management proxies will have discretionary voting authority as to any proposal not received by that date if it is raised at that annual meeting, without any discussion of the matter in the proxy statement.

Annual Report

The Company’s Annual Report on Form 10-KSB, including financial statements and schedules thereto, for the fiscal year ended December 31, 2005, accompanies this Proxy Statement.

Other Matters

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter that will be acted upon at the Annual Meeting. If any other matter is presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                         By Order of the Board of Directors,

BIONOVO, INC.

By:	/s/ Mary Tagliaferri

Dr. Mary Tagliaferri Secretary

Emeryville, California
April 15, 2006

Bionovo, Inc
5858 Horton Street, Suite 375
Emeryville, California 94608

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints each of Mary Tagliaferri and James P. Stapleton the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Bionovo, Inc. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s office at 5858 Horton Street, Suite 375, Emeryville, California on May 17, 2006, at 11:00 a.m. local time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR ALL” WITH RESPECT TO PROPOSAL 1 AND A VOTE “FOR” PROPOSALS 2 and 3.

1.	Election of Directors:

□ FOR ALL nominees listed below (except as indicated to the contrary below)	□ WITHHOLD AUTHORITY to vote for nominees listed below

Isaac Cohen	Brooks Corbin	David Naveh

Frances Preston	Mary Tagliaferri	Michael Vanderhoof

INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee’s name in the space provided below.

2.	Approval of Amendment No. 4 to the Company’s Stock Incentive Plan described in the accompanying proxy statement.

□ FOR	□ AGAINST	□ ABSTAIN

3.	Ratify the appointment of Pohl, McNabola, Berg & Company as the independent registered public accounting firm of the Company of the fiscal year ending December 31, 2006.

□ FOR	□ AGAINST	□ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL” WITH RESPECT TO PROPOSAL 1 AND A VOTE “FOR” PROPOSALS 2 and 3.

IMPORTANT - PLEASE SIGN, DATE AND RETURN PROMPTLY

DATED: ______________, 2006

(Signature)

Please sign exactly as name appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

PLEASE SIGN THIS CARD AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

AUDIT

COMMITTEE CHARTER OF BIONOVO, INC.

Purpose

This Audit Committee Charter of Bionovo, Inc is effective October 1, 2005 by resolution of the Board of Directors of Bionovo, Inc. This Charter supersedes and replaces any previous charter of rules governing the conduct of the Audit Committee.

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditors, and (4) the compliance by the Company with applicable legal and regulatory requirements

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Membership

The Audit Committee shall consist of no fewer than three members, each of whom shall have been affirmatively determined by the Board to have met the independence and experience requirements of the rules of the American Stock Exchange (“AMEX”) and/or the NASDAQ Stock Market, Inc. (“Nasdaq”), except as permitted by Nasdaq Rule 4350(d) and the Sarbanes Oxley Act of 2002 and the rules promulgated hereunder. In addition, at least one member of the Audit Committee shall be a “financial expert” as defined by the rules of AMEX and/or Nasdaq. The members of the Audit Committee shall be appointed by the Board based on the recommendation of the Nominating Committee. Audit Committee members may be replaced by the Board.

The Board shall designate one member of the Audit Committee as its chairperson.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. All committee members are expected to attend each meeting, in person or via tele- or videoconference. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes of meetings will be prepared and circulated.

The Audit Committee shall meet periodically with management, or internal auditors as the Audit Committee sees fit, and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Authority

The Audit Committee shall:

•	Have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and determine the auditor’s compensation.

•
Be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Audit Committee.

•
Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimums exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 which are approved by the Audit Committee prior to the completion of the audit.

•	Seek any information it requires from employees of the Company - all of whom are directed to cooperate with the Committee’s requests - or external parties.

•
To the extent it deems necessary or appropriate, form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

•	In accordance with Rule 10A-3, engage independent legal counsel and other advisors, as it determines necessary to carry out its duties.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Responsibilities

The Audit Committee will carry out the following responsibilities:

Financial Statement and Disclosure Matters

•
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and the form of opinion the independent auditors propose to render, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•
Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

•
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles and any analysis prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative accounting methods under accounting principles generally accepted in the United States of America (GAAP) on the financial statements..

•	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management, such as any “management” letter or schedule of unadjusted differences.

•
Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

•	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

•
Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

•
Discuss with the Company’s General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

•	Discuss with management the types of financial information and earnings guidance provided, if any, and the types of presentations made, to analysts and rating agencies.

•
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•
Discuss with the independent auditors and management any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company’s financial statements.

•
Discuss with the independent auditors and management any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management.

Internal Controls

•
Inquire of the Company’s chief executive officer and chief financial officer as to the existence of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Consider the effectiveness of the Company’s internal control system, including information technology, security and control.

•	Understand the scope of auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review and evaluate the qualifications, performance and independence of the lead partner of the independent auditor team.

•
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (c) to assess the auditor’s independence, all relationships between the independent auditor and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independent Standards Board No. 1.

•	Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

•
Obtain and review a report from the independent auditor annually a statement of the fees billed in the last fiscal year for each of the following categories of service: (a) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with the statutory and regulatory filings or engagements; (b) assurance and related services not included in clause (a) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (c) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (d) all other products and services rendered by the independent auditors, in the aggregate and by each service.

•	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

•	Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

•	Retain the right to discuss with the national office of the independent auditor issues on which the Company’s audit team consulted it and matters of audit quality and consistency.

•	Meet with the independent auditor prior to the audit to discuss the scope, planning and staffing of the audit.

•	Take into account the opinions of management [and the internal auditing department] in assessing the independent auditors’ qualifications, performance and independence.

•	Instruct the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders.

Oversight of the Company’s Internal Audit Function

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

•	Obtain assurance from the independent auditor that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•
Obtain reports from management and the independent auditor that the Company and its subsidiary/foreign-affiliated entities are in conformity with applicable legal requirements and the Company’s code of business conduct and ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s code of business conduct and ethics.

•
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•
Review and discuss with management and the independent auditor any correspondence with or the findings of any examinations by, regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

•	Obtain regular updates from management and Company counsel regarding compliance and legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Reporting

•	Regularly report to the Board about Committee activities, issues and related recommendations.

•	Provide an open avenue of communication between the independent auditor and the Board.

•	Review any other reports issued by the Company that relate to Committee responsibilities.

Other Responsibilities

•	Review and approve all related party transactions of the Company.

•	Perform other activities related to this charter as requested by the Board.

•	Institute and oversee special investigations as needed.

•	Review and assess, on an annual basis, the adequacy of the Committee charter, requesting Board approval for proposed changes.

•	Annually review the Committee’s own performance.

Delegation to Subcommittee

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Limitation of Audit Committee’s Role

The function of the Audit Committee is oversight. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

BIONOVO, INC.
STOCK INCENTIVE PLAN

BIONOVO, INC.
STOCK INCENTIVE PLAN

1.	The Plan

1.1
Purpose The purpose of this Plan is to promote the success of the Company and the interests of its shareholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and other eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. Capitalized terms used herein are defined in Section 5.

1.2	Administration and Authorization; Power and Procedure

1.2.1
Committee. This Plan will be administered by and all Awards will be authorized by the Committee. Action of the Committee with respect to its authority under this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

1.2.2
Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan and any express limitations on the delegated authority of a Committee, the Committee will have the authority to:

(a)	determine eligibility and the particular Eligible Persons who will receive Awards;

(b)
grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards will become exercisable or will vest, and the respective consequences thereof, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

(c)	approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)
construe and interpret this Plan and any Award or other agreements defining the rights and obligations of the Company and Participants under this Plan, make factual determinations with respect to the administration of this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

(e)
cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 4.5;

(f)	accelerate or extend the exercisability or extend the term of any or all outstanding Awards within the maximum ten-year term of Awards under Sections 2.2.2 and 3.4;

(g)	determine the duration and purposes of leaves of absence that may be granted to Participants without constituting a termination of their employment for purposes of this Plan; and

(h)	make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

1.2.3
Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

1.2.4
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Corporation.

1.2.5	Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.2.6	No Liability. No director, officer or agent of the Company will be liable for any action, omission or decision under this Plan taken, made or omitted in good faith.

1.3
Participation Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee so determines.

1.4	Shares Available for Awards; Share Limits

1.4.1
Shares Available. Subject to the provisions of Section 4.2, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock and any of its shares of Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

1.4.2
Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan will not exceed 5,000,000 shares (the “Share Limit”). The maximum number of shares subject to Options that are granted during any calendar year to any one individual will be limited to [2,000,000] shares and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan to any one individual will be [2,000,000] shares. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and Section 4.2.

1.4.3
Share Reservation; Replenishment and Reissue of Unvested Awards. Shares subject to outstanding Awards shall be reserved for issuance. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares of Common Stock issuable at any time pursuant to such Award, plus (b) the number of shares of Common Stock that have previously been issued pursuant to Awards granted under this Plan, plus (c) the maximum number of shares of Common Stock that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares of Common Stock that are subject to or underlie Awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, will again, except to the extent prohibited by law (or the provisions of the Code, in the case of Incentive Stock Options) or the terms of this Plan, be available for subsequent Awards under this Plan. Accordingly, shares of Common Stock issued pursuant to the terms hereof (including shares of Common Stock offset in satisfaction of applicable withholding taxes or the exercise price of an Award) in respect of an Award shall reduce on a share-for-share basis the number of shares of Common Stock remaining available under this Plan and the number of shares remaining subject to the Award.

1.5	No Transferability; Limited Exception to Transfer Restrictions

1.5.1	Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.5, by applicable law and by the Award Agreement, as the same may be amended:

(a)	all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)	Awards will be exercised only by the Participant; and

(c)	amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

In addition, the shares shall be subject to the restrictions set forth in the applicable Award Agreement.

1.5.2	Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.5.1 will not apply to:

(a)	transfers to the Corporation;

(b)	transfers by gift to “immediate family” as that term is defined in SEC Rule 16a-1(e) promulgated under the Exchange Act;

(c)
the designation of a beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; or

(d)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative.

Notwithstanding anything else in this Section 1.5.2 to the contrary, but subject to compliance with all applicable laws, Incentive Stock Options and Restricted Stock Awards will be subject to any and all transfer restrictions under the Code applicable to such awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all applicable laws, any contemplated transfer by gift to “immediate family” as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Committee in order for it to be effective.

1.6
Acceptance of Notes to Finance Exercise/Purchase The Corporation may, with the Committee’s approval in each specific case, accept one or more notes from any Eligible Person in connection with the exercise, purchase or acquisition of any Award; provided that any such note shall be subject to the following terms and conditions:

(a)
The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise, purchase or acquisition of one or more Awards under this Plan and the note shall be delivered directly to the Corporation in consideration of such exercise, purchase or acquisition.

(b)	The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five years.

(c)
The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee, but not less than the interest rate necessary to avoid the imputation of interest under the Code and to avoid any adverse accounting consequences in connection with the exercise, purchase or acquisition.

(d)
If the employment or services of the Participant by or to the Company terminates, the unpaid principal balance of the note shall become due and payable on the 30th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions) in securities of the Corporation by the Participant subsequent to such termination.

(e)	If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby or other collateral, in compliance with applicable law.

(f)
The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with all applicable rules and regulations, including those of the Federal Reserve Board and under the California Corporations Code, as then in effect.

2.	Options

2.1	Option Grants

2.1.1
Approval; Number of Shares. The Committee may grant one or more Options under this Plan to any Eligible Person. Subject to the express provisions of this Plan, the Committee will determine the number of shares of Common Stock subject to each Option.

2.1.2
Award Agreement. Each Option will be evidenced by an Award Agreement signed by the Corporation and, to the extent required by the Committee, by the Participant and the Participant’s spouse. The Award Agreement evidencing an Option shall contain the terms established by the Committee for that Option, as well as any other terms, provisions, or restrictions that the Committee may impose on the Option or any shares of Common Stock subject to the Option.

2.1.3
Type of Options. The Committee will designate each Option granted under this Plan as either an Incentive Stock Option or a Nonqualified Stock Option and such designation shall be set forth in the applicable Award Agreement. Any Option granted hereunder that is not designated as an Incentive Stock Option will be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code. Incentive Stock Options shall be subject to the provisions of Section 2.4 in addition to the provisions hereof applicable to Options generally.

2.2	Vesting; Term; Exercise Procedure

2.2.1
Vesting. An Option may be exercised only to the extent that it is vested and exercisable. The Committee will determine the vesting and/or exercisability provisions of each Option, which provisions will be set forth in the applicable Award Agreement. Unless the Committee otherwise expressly provides, no Option will be exercisable or will vest until at least six months after the initial Award Date, and once exercisable an Option will remain exercisable until the expiration or earlier termination of the Option. To the extent required to satisfy applicable securities laws and subject to Section 2.6, no Option (except an Option granted to an officer, director, or consultant of the Company) shall vest and become exercisable at a rate of less than 20% per year over five years after the date the Option is granted.

2.2.2
Term. Each Option shall expire not more than 10 years after its date of grant. Each Option will be subject to earlier termination as provided in or pursuant to Sections 2.6 or 4.2. Any payment of cash or delivery of stock in payment of or pursuant to an Option may be delayed until a future date if specifically authorized by the Committee in writing and by the Participant.

2.2.3
Exercise Procedure. Any exercisable Option will be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant (on a form and in such manner as may be required by the Committee), together with any required payment made in accordance with Section 2.3.2 and Section 4.4 and any written statement required pursuant to Section 4.3.

2.2.4
Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

2.3	Option Price

2.3.1
Pricing Limits. Subject to the following provisions of this Section 2.3.1, the Committee will determine the purchase price per share of the Common Stock covered by each Option (the “exercise price” of the Option) at the time of the grant of the Option, which purchase price will be set forth in the applicable Award Agreement. In no case will the exercise price of an Option be less than the greater of:

(a)	the par value of the Common Stock;

(b)	in the case of a Nonqualified Stock Option and subject to clause (d) below, 85% of Fair Market Value of the Common Stock on the date of grant;

(c)	in the case of an Incentive Stock Option and subject to clause (d) below, 100% of the Fair Market Value of the Common Stock on the date of grant; or

(d)	in the case of an Option (incentive or nonqualified) granted to a Participant described in Section 2.5, 110% of the Fair Market Value of the Common Stock on the date of grant.

2.3.2
Payment Provisions. The Corporation will not be obligated to deliver certificates for the shares of Common Stock to be purchased on exercise of an Option unless and until it receives full payment of the exercise price therefor, all related withholding obligations under Section 4.4 have been satisfied, and all other conditions to the exercise of the Option set forth herein or in the Award Agreement have been satisfied. The purchase price of any shares of Common Stock purchased on exercise of an Option must be paid in full at the time of each purchase in one or a combination of the following methods:

(a)	in cash or by electronic funds transfer;

(b)	by certified or cashier’s check payable to the order of the Corporation;

(c)	by notice and third party payment in such manner as may be authorized by the Committee;

(d)
by the delivery of shares of Common Stock already owned by the Participant; provided that the Committee may, in its absolute discretion, limit the Participant’s ability to exercise an Option by delivering previously owned shares, and any shares of Common Stock delivered that were initially acquired from the Corporation upon exercise of a stock option or otherwise must have been owned by the Participant at least 6 months as of the date of delivery; or

(e)	if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.6.

Shares of Common Stock used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise.

2.4	Limitations on Grant and Terms of Incentive Stock Options

2.4.1
$100,000 Limit. To the extent that the aggregate “Fair Market Value” of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the “Fair Market Value” of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced (recharacterized as Nonqualified Stock Options) first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

2.4.2
Other Code Limits. Incentive Stock Options may only be granted to employees of the Corporation or a Subsidiary that satisfy the other eligibility requirements of the Code. Any Award Agreement relating to Incentive Stock Options will contain or shall be deemed to contain such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

2.4.3
ISO Notice of Sale Requirement. Any Participant who exercises an Incentive Stock Option shall give prompt written notice to the Corporation of any sale or other transfer of the shares of Common Stock acquired on such exercise if the sale or other transfer occurs (a) within one year after the exercise date of the Option, or (b) two years after the grant date of the Option.

2.5
Limits on 10% Holders No Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding stock of the Corporation (or a parent or subsidiary of the Corporation) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or a parent or subsidiary of the Corporation), unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and, in the case of an Incentive Stock Option granted to such a person, such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.6	Effects of Termination of Employment; Termination of Subsidiary Status; Discretionary Provisions.

2.6.1
Dismissal for Cause. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 2.2.2 or 4.2, if a Participant’s employment by or service to the Company is terminated by the Company for Cause, the Participant’s Option will terminate on the Participant’s Severance Date, whether or not the Option is then vested and/or exercisable.

2.6.2
Resignation. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 2.2.2 or 4.2, if a Participant voluntarily terminates his or her employment by or service to the Company (other than because of his or her death, Total Disability or Retirement):

(a)
the Participant will have until the date that is 30 days after the Participant’s Severance Date to exercise his or her Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)	the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)
the Option, to the extent exercisable for the 30-day period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 30-day period.

2.6.3
Layoff or Other Involuntary Termination. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 2.2.2 or 4.2, if a Participant is laid off or the Participant’s employment by or service to the Company is otherwise terminated at the will of the Company (other than in circumstances constituting a termination because of the Participant’s death, Total Disability, Retirement, or a termination by the Company for Cause):

(a)
the Participant will have until the date that is three (3) months after the Participant’s Severance Date to exercise his or her Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)	the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)
the Option, to the extent exercisable for the 3-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period.

2.6.4
Death, Disability, or Retirement. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 2.2.2 or 4.2, if a Participant’s employment by or service to the Company terminates as a result of the Participant’s Total Disability, death, or Retirement:

(a)
the Participant (or his or her Personal Representative or Beneficiary, in the case of the Participant’s Total Disability or death, respectively), will have until the date that is 12 months after the Participant’s Severance Date to exercise the Participant’s Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)	the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)
the Option, to the extent exercisable for the 12-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

2.6.5
Events Not Deemed a Termination of Employment. Unless Company policy or the Committee otherwise provides, a Participant’s employment or service relationship with the Company shall not be considered terminated solely due to any sick leave, military leave, or any other leave of absence authorized by the Company or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Participant on an approved leave of absence, continued vesting of the Award while on leave from the employ of or service with the Company will be suspended until the Participant returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term of the Award set forth in the Award Agreement.

2.6.6
Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary, a termination of employment or service will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

2.6.7
Committee Discretion. Notwithstanding the foregoing provisions of this Section 2.6, in the event of, or in anticipation of, a termination of employment or service with the Company for any reason, other than a discharge for Cause, the Committee may accelerate the vesting and exercisability of all or a portion of the Participant’s Award, and/or, subject to the provisions of Sections 2.2.2 and 4.2, extend the exercisability period of the Participant’s Option upon such terms as the Committee determines and expressly sets forth in or by amendment to the Award Agreement.

2.6.8
Termination of Consulting or Affiliate Services. If the Participant is not an Eligible Employee or a director of the Corporation, and provides services as an Other Eligible Person, the Committee shall be the sole judge of whether the Participant continues to render services to the Company, unless a written contract or the Award Agreement otherwise provides. If, in these circumstances, the Company notifies the Participant in writing that a termination of the Participant’s services to the Company has occurred for purposes of this Plan, then (unless the contract or the Award Agreement otherwise expressly provides), the Participant’s termination of services with the Company for purposes of this Plan shall be the date which is 10 days after the Company’s mailing of the notice or, in the case of a termination for Cause, the date of the mailing of the notice.

2.7
Option Repricing/Cancellation and Regrant/Waiver of Restrictions. Subject to Section 1.4 and Section 4.5 and the specific limitations on Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the exercise price, the vesting schedule, the number of shares subject to, or the term of, an Option granted under this Plan by cancellation of an outstanding Option and a subsequent regranting of the Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise price that is higher or lower than the exercise price of the original or prior Option, provide for a greater or lesser number of shares of Common Stock subject to the Option, or provide for a longer or shorter vesting or exercise period.

2.8
Options in Substitution for Stock Options Granted by Other Corporations. Options may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

2.9
Early Exercise Options The Committee may grant Options which, by express provision in the applicable Award Agreement(s), may be exercised before they are vested. If the Participant elects to exercise all or a portion of such an Option before it is vested, the shares of Common Stock acquired under the Option which are attributable to the unvested portion of the Option shall be Restricted Shares. The applicable Award Agreement will specify the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions. Unless otherwise expressly provided in the applicable Award Agreement, such Restricted Shares shall be subject to the provisions of Sections 3.6 through 3.9, below.

3.	Restricted Stock Awards

3.1
Grants The Committee may grant one or more Restricted Stock Awards to any Eligible Person. Subject to the provisions of this Plan, the Committee will determine the number of shares of Common Stock subject to each Restricted Stock Award. Each Restricted Stock Award will be evidenced by an Award Agreement signed by the Corporation and, to the extent required by the Committee, by the Participant and the Participant’s spouse. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurances and documents as the Committee may require to enforce the restrictions thereon.

3.2
Award Agreement Each Restricted Stock Award Agreement will specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) to be paid by the Participant for the shares, the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions.

3.3
Vesting The restrictions imposed on the shares of Common Stock subject to a Restricted Stock Award will not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. To the extent required to satisfy applicable securities laws, the restrictions imposed on the shares of Common Stock subject to a Restricted Stock Award (other than an Award granted to an officer, director, or consultant of the Company, which may include more restrictive provisions) shall lapse as to such shares, subject to Section 3.8, at a rate of at least 20% of the shares subject to the Award per year over the five years after the date the Award is granted.

3.4
Term Any Restricted Stock Award shall either vest or be forfeited not more than 10 years after the date of grant. Each Restricted Stock Award will be subject to earlier termination as provided in or pursuant to Section 4.2. Any payment of cash or delivery of stock in payment for a Restricted Stock Award may be delayed until a future date if specifically authorized by the Committee in writing and by the Participant.

3.5	Purchase Price

3.5.1
Pricing Limits. Subject to the following provisions of this Section 3.5, the Committee will determine the purchase price per share of the Common Stock covered by each Restricted Stock Award at the time of grant of the Award. In no case will such purchase price be less than the greater of:

(a)	85% of the Fair Market Value of the Common Stock on the date of grant, or at the time the purchase is consummated; or

(b)
100% of the Fair Market Value of the Common Stock on the date of grant, or at the time the purchase is consummated, in the case of any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, its parent, or a Subsidiary.

3.5.2
Payment Provisions. The Corporation will not be obligated to issue certificates evidencing shares of Restricted Stock pending the lapse of restrictions (“Restricted Shares”) unless and until it receives full payment of the purchase price therefor and all other conditions to the purchase, as determined by the Committee, have been satisfied. The purchase price of any Restricted Shares must be paid in full at the time of the purchase in one or a combination of the methods set forth in clauses (a) through (e) in Section 2.3.2.

3.6
Stock Certificates; Fractional Shares Stock certificates evidencing Restricted Shares will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares have lapsed and the shares have vested in accordance with the provisions of the Award and Section 3.3 and any related loan has been repaid. Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.

3.7	Restrictions

3.7.1
Pre-Vesting Restraints. Except as provided in Section 3.1, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

3.7.2
Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving Restricted Shares will be entitled to cash dividend and voting rights for all Restricted Shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

3.7.3
Cash Payments. The Award Agreement shall specify whether and to what extent cash or other property received in respect of Restricted Shares must be returned (with or without an earnings factor) if the Restricted Shares fail to vest and must be returned to the Corporation in accordance with Section 3.8.

3.8
Return to the Corporation Unless the Committee otherwise expressly provides, Restricted Shares subject to an Award that remain subject to restrictions at the time the Participant’s employment by or service to the Company terminates, or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement, will not vest and will be reacquired by the Corporation in such manner and on such terms as the Committee provides, which terms shall include return or repayment of the lower of the Fair Market Value or the original purchase price of the Restricted Shares, without interest, to the Participant to the extent not prohibited by law. The Award Agreement shall specify any other terms or conditions of the repurchase if the Award fails to vest.

3.9	Other Sections Applicable to Restricted Stock Awards The provisions of Sections 2.6.5 through 2.6.8 are applicable to Restricted Shares and Restricted Stock Awards as well as Options.

3.10
Waiver of Restrictions. Subject to Section 1.4 and 4.5 and the specific limitations on Restricted Stock Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the vesting schedule, or the restrictions upon or the term of, a Restricted Stock Award granted under this Plan by amendment, by substitution of an outstanding Restricted Stock Award, by waiver or by other legally valid means.

4.	Other Provisions

4.1	Rights of Eligible Persons, Participants and Beneficiaries

4.1.1	Employment Status. Status as an Eligible Person will not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

4.1.2
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or related to any Award) shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company to change such person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause at any time. Nothing in this Section 4.1.2, or in Section 4.2.2 or 4.12, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract. An Award Agreement shall not constitute a contract of employment or service.

4.1.3
Plan Not Funded. Awards payable under this Plan will be payable in shares of Common Stock or from the general assets of the Corporation, and (except as provided in Section 1.4.3) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

4.1.4
Charter Documents. The Articles of Incorporation and By-Laws of the Corporation, as either of them may lawfully be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the voting or transfer of Common Stock) or priorities, rights and preferences as to securities and interests prior in rights to the Common Stock. To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Awards and are incorporated herein by this reference.

4.2	Adjustments; Acceleration

4.2.1
Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation or other reorganization; any split-up; spin-off, or similar extraordinary dividend distribution (“spin-off”) in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety (“asset sale”); then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)
proportionately adjust any or all of (1) the number of shares of Common Stock or the number and type of other securities that thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or exercise price of any or all outstanding Awards, or (4) the securities, cash or other property deliverable upon exercise or vesting of any outstanding Awards, or

(b)
make provision for a settlement by a cash payment or for the substitution or exchange of any or all outstanding Awards for cash, securities or other property (or for other awards) based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash, securities or other property settlement. In the case of Options, but without limitation on other methodologies, the Committee may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise price of the Option to the extent of the then vested and exercisable shares subject to the Option. In the case of Restricted Shares, but without limiting other methodologies, the Committee may limit the payment to either (1) the purchase price previously paid by the Participant, or (2) the Fair Market Value of the shares, or (3) the price to be paid in the transaction for unrestricted shares.

The Committee may make adjustments to and/or accelerate the exercisability of Options in a manner that disqualifies the Options as Incentive Stock Options without the written consent of the Option holders affected thereby.

In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

4.2.2
Potential Acceleration of Awards Upon Change in Control. Subject to Sections 4.2.3 through 4.2.5, upon (or, as may be necessary to effectuate the purposes of this acceleration, immediately prior to) the occurrence of a Change in Control Event in which no provision has been made for the continuance, assumption, substitution, exchange or other settlement of an Award:

(a)	each Option will become immediately vested and exercisable, and

(b)	Restricted Stock will immediately vest free of forfeiture restrictions and/or restrictions giving the Corporation the right to repurchase the stock at its original purchase price.

The Committee may override the limitations on acceleration in this Section 4.2.2 by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards will comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances otherwise require, may be deemed by the Committee to occur (subject to Sections 4.2.4 through 4.2.5) not more than 30 days before or only upon the consummation of the event. Any acceleration of an Incentive Stock Option may disqualify the Option as an Incentive Stock Option and does not require the written consent of the holder of the Option, whether or not the holder is adversely affected thereby.

4.2.3
Possible Early Termination of Awards if Accelerated of Fully Vested. Without any limitation on the Committee’s authority under Section 4.2.1, if the vesting of any Option under this Plan is fully vested or has been fully accelerated as required or permitted by Section 4.2.2 (or would have been fully accelerated but for Section 4.2.5) but is not exercised prior to (a) a dissolution of the Corporation, (b) an event described in Section 4.2.1 that the Corporation does not survive, or (c) the consummation of a Change in Control Event approved by the Board, the Option shall terminate, subject to any provision that has been expressly made by the Board or the Committee for the continuance, assumption, substitution, exchange or other settlement of the Option.

4.2.4
Possible Rescission of Acceleration. If the vesting of an Award has been accelerated in anticipation of an event or upon shareholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.

4.2.5
Golden Parachute Limitations. Unless otherwise specified in an Award Agreement or otherwise authorized by the Board in the specific case, no vesting of or lapse or restrictions imposed on an Award will be accelerated under this Plan to an extent or in a manner that would result in payments that are not fully deductible by the Company for federal income tax purposes because of Section 280G of the Code. If a Participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the Participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied any federal income tax deductions for any “parachute payments” because of Section 280G of the Code.

4.3	Compliance with Laws

4.3.1
General. This Plan, the granting and vesting of Awards under this Plan, and the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws, and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. In addition, any securities delivered under this Plan may be subject to any special restrictions that the Committee may require to preserve a pooling of interests under generally accepted accounting principles. The person acquiring any securities under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

4.3.2
Compliance with Securities Laws. No Participant shall sell, pledge or otherwise transfer shares of Common Stock acquired pursuant to an Award or any interest in such shares except in accordance with the express terms of this Plan and the applicable Award Agreement. Any attempted transfer in violation of this Section 4.3 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of shares of Common Stock acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws and unless and until:

(a)	there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)	such disposition is made in accordance with Rule 144 under the Securities Act; or

(c)
such Participant notifies the Corporation of the proposed disposition and furnishes the Corporation with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Corporation, furnishes to the Corporation an opinion of counsel acceptable to the Corporation’s counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

Notwithstanding anything else herein to the contrary, the Company has no obligation to register the Common Stock or file any registration statement under either federal or state securities laws, nor does the Company make any representation concerning the likelihood of a public offering of the Common Stock or any other securities of the Company.

4.3.3
Share Legends. All certificates evidencing shares of Common Stock issued or delivered under this Plan shall bear the following legends and/or any other appropriate or required legends under applicable laws:

“OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE CORPORATION, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION.”

“THE SHARES ARE SUBJECT TO THE CORPORATION’S RIGHT OF FIRST REFUSAL AND CALL RIGHTS TO REPURCHASE THE SHARES UNDER THE CORPORATION’S STOCK INCENTIVE PLAN AND AGREEMENTS WITH THE CORPORATION THEREUNDER, COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF THE CORPORATION.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”

4.3.4	Delivery of Financial Statements. The Corporation shall deliver annually to Participants such financial statements of the Corporation as are required to satisfy applicable securities laws.

4.3.5
Confidential Information. Any financial or other information relating to the Corporation obtained by Participants in connection with or as a result of this Plan or their Awards shall be treated as confidential.

4.4	Tax Withholding

4.4.1
Tax Withholding. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to:

(a)
require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment;

(b)
deduct from any amount payable to the Participant (or Personal Representative or Beneficiary, as the case may be) in cash or equivalent (in respect of an Award or otherwise) the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment; or

(c)
reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire shares held by the Participant at least 6 months) the appropriate number of shares of Common Stock, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

The Committee may, in its sole discretion (subject to Section 4.3), grant (either at the time of grant of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation utilize the withholding offset under clause (c) above.

In no event will the value of shares withheld under (c) above exceed the minimum amount of required withholding under applicable law.

4.4.2
Tax Loans. If so provided in the Award Agreement or otherwise authorized by the Committee, the Corporation may, to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes that the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Section 4.4.1. Such a loan will be for a term not greater than 12 months and at a rate of interest and pursuant to such other terms and conditions as the Corporation may establish, subject to compliance with applicable law. Such a loan need not otherwise comply with the provisions of Section 2.3.3.

4.5	Plan and Award Amendments, Termination and Suspension

4.5.1
Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part, and/or any outstanding Award(s). No Awards may be granted during any suspension of this Plan or after termination of this Plan. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination or suspension of this Plan may extend beyond the date of such termination or suspension, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, will continue during any suspension of this Plan and in respect of Awards outstanding upon or following the termination of this Plan.

4.5.2	Committee Authorization. The Committee may, at any time or from time to time, amend or modify this Plan, in whole or in part, and/or any outstanding Award(s).

4.5.3
Shareholder Approval. This Plan and any amendment to this Plan shall be subject to shareholder approval to the extent then required under Section 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board.

4.5.4
Limitations on Amendments to Plan and Awards. The Board and the Committee may not, without the written consent of the Participant affected thereby, amend, terminate or suspend this Plan in any manner materially adverse to the Participant’s rights or benefits under an outstanding Award or amend the Participant’s Award in any manner materially adverse to the Participant’s rights or benefits thereunder. Changes contemplated by Section 4.2 do not and will not be deemed to constitute changes or amendments for purposes of this Section 4.5.

4.6
Privileges of Stock Ownership Except as otherwise expressly authorized by the Committee or this Plan or in the Award Agreement, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

4.7	Effective Date of the Plan This Plan is effective upon the Effective Date, subject to approval by the shareholders of the Corporation within twelve months after the date the Board approves this Plan.

4.8	Term of the Plan Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the 10th anniversary of the Effective Date.

4.9	Governing Law/Severability

4.9.1	Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the state of California.

4.9.2
Severability. If it is determined that any provision of this Plan or an Award Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Award Agreement, as applicable, will continue in effect provided that the essential economic terms of this Plan and the Award can still be enforced.

4.10
Captions Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

4.11
Non-Exclusivity of Plan Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

4.12
No Restriction on Corporate Powers The existence of this Plan, the Award Agreements, and the Awards granted hereunder, shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation’s or any Subsidiary’s capital structure or its business; (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary; (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Corporation’s capital stock or the rights thereof; (d) any dissolution or liquidation of the Corporation or any Subsidiary; (e) any sale or transfer of all or any part of the Corporation or any Subsidiary’s assets or business; or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

4.13
Other Company Compensation or Benefit Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or any Subsidiary.

5.	Definitions.

“Award” means an award of any Option or Restricted Stock, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any writing, approved by the Committee, setting forth the terms of an Award that has been duly authorized and approved.

“Award Date” means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the grant of the Award.

“Beneficiary” means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“Board” means the Board of Directors of the Corporation.

“Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s stock options and/or restricted stock awards) a termination of employment or service based upon a finding by the Company, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a)
has been negligent in the discharge of his or her duties to the Company, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties; or

(b)
has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; or

(c)
has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or an affiliate; or has been convicted of, or plead guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses); or

(d)	has materially breached any of the provisions of any agreement with the Company or an affiliated entity; or

(e)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate; or

(f)
has improperly induced a vendor or customer to break or terminate any contract with the Company or an affiliate or induced a principal for whom the Company or an affiliate acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company first delivers written notice to the Participant of a finding of termination for Cause.

“Change in Control Event” means any of the following:

(a)
Approval by the Board and by shareholders of the Corporation (or, if no shareholder approval is required, by the Board alone) of the dissolution or liquidation of the Corporation, other than in the context of a transaction that does not constitute a Change in Control Event under clause (b) below;

(b)
Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Corporation’s business and/or assets as an entirety to, one or more entities that are not Subsidiaries or other affiliates of the Company (a “Business Combination”), unless (1) as a result of the Business Combination, more than 50% of the outstanding voting power generally in the election of directors of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the reorganization are, or will be, owned, directly or indirectly, by holders of the Corporation’s voting securities immediately before the Business Combination; and (2) no “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Successor Entity or an Excluded Person, beneficially owns, directly or indirectly, more than 50% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; or

(c)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation, other than as a result of (1) an acquisition directly from the Company, (2) an acquisition by the Company, or (3) an acquisition by an entity pursuant to a transaction which is expressly excluded under clause (b) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission.

“Committee” means the Board or one or more committees of director(s) appointed by the Board to administer all or certain aspects of this Plan, each committee to be comprised solely of one or more directors or such greater number of directors as may be required under applicable law.

“Common Stock” means the shares of the Corporation’s Common Stock, $0.001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4.2 of this Plan.

“Company” means the Corporation and its Subsidiaries.

“Corporation” means Bionovo, Inc., a Delaware corporation, and its successors.

“Effective Date” means the date the Board approved this Plan.

“Eligible Employee” means an officer (whether or not a director) or employee of the Company.

“Eligible Person” means an Eligible Employee, or any Other Eligible Person, designated by the Committee in its discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Person” means (a) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (b) the Company, (c) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity, or (d) any person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 25% of the Common Stock on the Effective Date (or an affiliate, successor, heir, descendant, or related party of or to such person).

“Fair Market Value” on any date means:

(a)
if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares;

(b)
if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. (“NASD”) through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;

(c)
if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or

(d)
if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

“Incentive Stock Option” means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

“Nonqualified Stock Option” means an Option that is not an incentive stock option within the meaning of Section 422 of the code and includes an Option designated as a Nonqualified Stock Option and any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof.

“Option” means an option to purchase Common Stock granted under this Plan. The Committee will designate any Option granted to an employee of the Corporation or a Subsidiary as a Nonqualified Stock Option or an Incentive Stock Option.

“Other Eligible Person” means any director of, or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction or as a market maker or promoter of the Company’s securities) to, the Company, and who is selected to participate in this Plan by the Committee. An advisor or consultant may be selected as an Other Eligible Person only if such person’s participation in this Plan would not adversely affect (a) the Corporation’s eligibility to rely on the Rule 701 from registration under the Securities Act for the offering of shares issuable under this Plan by the Company, or (b) the Corporation’s compliance with any other applicable laws.

“Participant” means an Eligible Person who has been granted and holds an Award under this Plan.

“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“Plan” means this Bionovo, Inc. Stock Incentive Plan, as it may hereafter be amended from time to time.

“Public Offering Date” means the date the Common Stock is first registered under the Exchange Act and listed or quoted on a recognized national securities exchange or in the NASDAQ National Market Quotation System.

“Restricted Shares” or “Restricted Stock” means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, to the extent such remain unvested and restricted under the terms of the applicable Award Agreement.

“Retirement” means retirement with the consent of the Company or retirement from active service as an employee or officer of the Company on or after attaining (a) age 55 with ten or more years of employment with the Company, or (b) age 65.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Severance Date” with respect to a particular Participant means, unless otherwise provided in the applicable Award Agreement:

(a)
if the Participant is an Eligible Employee and the Participant’s employment by the Company terminates (regardless of the reason), the last day that the Participant is actually employed by the Company (unless, immediately following such termination of employment, the Participant is a member of the Board or, by express written agreement with the Company, continues to provide other services to the Company as an Other Eligible Person, in which case the Participant’s Severance Date shall not be the date of such termination of employment but shall be determined in accordance with clause (b) or (c) below, as applicable, in connection with the termination of the Participant’s other services);

(b)
if the Participant is not an Eligible Employee but an Other Eligible Person by virtue of the fact that he or she is a member of the Board and the Participant ceases to be a member of the Board (regardless of the reason), the last day that the Participant is actually a member of the Board (unless, immediately following such termination, the Participant is an employee of the Company or, by express written agreement with the Company, continues to provide other services to the Company or a Subsidiary as an Other Eligible Person, in which case the Participant’s Severance Date shall not be the date of such termination but shall be determined in accordance with clause (a) above or (c) below, as applicable, in connection with the termination of the Participant’s employment or other services);

(c)
if the Participant is not an Eligible Employee but an Other Eligible Person (other than by virtue of being a Board member) and the Participant ceases to provide services to the Company (as determined in accordance with Section 2.6.8) (regardless of the reason), the last day that the Participant actually provides services to the Company as an Other Eligible Person (unless, immediately following such termination, the Participant is an employee of the Company or a member of the Board, in which case the Participant’s Severance Date shall not be the date of such termination of services but shall be determined in accordance with clause (a) or (b) above, as applicable, in connection with the termination of the Participant’s employment or membership on the Board).

“Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Corporation.

“Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Committee may include.

AMENDMENT NO. 1
to
BIONOVO, INC. STOCK INCENTIVE PLAN

This AMENDMENT NO. 1 to BIONOVO, INC. STOCK INCENTIVE PLAN (“Amendment No. 1”) is effective as of September 30, 2004.

1. Amendment. Section 1.4.2 of the Bionovo, Inc. Stock Incentive Plan (“Plan”) is amended in its entirety and shall read as follows:

“1.4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan will not exceed 3,000,000 shares (the “Share Limit”). The maximum number of shares subject to Options that are granted during any calendar year to any one individual will be limited to 2,000,000 shares and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan to any one individual will be 2,000,000 shares. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and Section 4.2.”

2. Effectiveness of Plan. Except as set forth in this Amendment No. 1, all of the terms of the Plan shall remain unchanged and in full force and effect.

3. Execution. To record the Amendment No. 1 to the Plan adopted by the Board of Directors of Bionovo, Inc. (the “Corporation”), the Corporation has caused its authorized officer to execute the same.

BIONOVO, INC., a Delaware corporation

By:	/s/ Isaac Cohen

Name: Isaac Cohen Title: President

AMENDMENT NO. 2
to
BIONOVO, INC. STOCK INCENTIVE PLAN

This AMENDMENT NO. 2 to BIONOVO, INC. STOCK INCENTIVE PLAN (“Amendment No. 2”) is effective as of February 18, 2005

1. Amendment. Section 1.4.2 of the Bionovo, Inc. Stock Incentive Plan as amended (“Plan”) is amended in its entirety and shall read as follows:

“1.4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan will not exceed 3,600,000 shares (the “Share Limit”). The maximum number of shares subject to Options that are granted during any calendar year to any one individual will be limited to 2,000,000 shares and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan to any one individual will be 2,000,000 shares. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and Section 4.2.”

2. Effectiveness of Plan. Except as set forth in this Amendment No. 2, all of the terms of the Plan shall remain unchanged and in full force and effect.

3. Execution. To record the Amendment No. 2 to the Plan adopted by the Board of Directors of Bionovo, Inc. (the “Corporation”), the Corporation has caused its authorized officer to execute the same.

BIONOVO, INC., a Delaware corporation

By:	/s/ Isaac Cohen

Name: Isaac Cohen Title: President

AMENDMENT NO. 3
to
STOCK INCENTIVE PLAN

This AMENDMENT NO. 3 to STOCK INCENTIVE PLAN (“Amendment No. 3”) is effective as of May 9, 2005

1. Amendments.

(a) Section 1.4.2 of the Bionovo, Inc. Stock Incentive Plan as amended (“Plan”), assumed by Lighten Up Enterprises International, Inc., a Nevada corporation (the “Corporation”), effective April 6, 2005, is amended in its entirety and shall read as follows:

“1.4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan will not exceed 3,496,788 shares (the “Share Limit”). The maximum number of shares subject to Options that are granted during any calendar year to any one individual will be limited to 2,000,000 shares and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan to any one individual will be 2,000,000 shares. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and Section 4.2.”

(b) The definition of “Committee” set forth in Section 5 of the Plan is amended in its entirety and shall read as follows:

““Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) “Independent;” where “Independent” shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Corporation are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.”

2. Effectiveness of Amendment No. 3. This Amendment No. 3 shall be effective upon the approval of the stockholders of Corporation, in accordance with the Corporation’s articles of incorporation, bylaws and applicable Nevada law.

3. Effectiveness of Plan. Except as set forth in this Amendment No. 3, all of the terms of the Plan shall remain unchanged and in full force and effect.

4. Execution. To record the Amendment No. 3 to the Plan adopted by the Board of Directors of Lighten Up Enterprises International, Inc. (the “Corporation”), the Corporation has caused its authorized officer to execute the same.

LIGHTEN UP ENTERPRISES INTERNATIONAL, INC., a Nevada corporation

By:	/s/ Isaac Cohen

Name: Isaac Cohen Title: President

AMENDMENT NO. 4
to
STOCK INCENTIVE PLAN

This AMENDMENT NO. 4 to STOCK INCENTIVE PLAN (“Amendment No. 4”) is effective as of May 17, 2006

1. Amendments.

(a) Section 1.4.2 of the Stock Incentive Plan, as amended (“Plan”) of Bionovo, Inc. (the “Corporation), effective April 6, 2005, is amended in its entirety and shall read as follows:

“1.4.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan will not exceed 6,496,788 shares (the “Share Limit”). The maximum number of shares subject to Options that are granted during any calendar year to any one individual will be limited to 2,000,000 shares and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under this Plan to any one individual will be 2,000,000 shares. Each of the foregoing numerical limits will be subject to adjustment as contemplated by this Section 1.4 and Section 4.2.”

2. Effectiveness of Amendment No. 4. This Amendment No. 4 shall be effective upon the approval of the stockholders of Corporation, in accordance with the Corporation’s articles of incorporation, bylaws and applicable Delaware law.

3. Effectiveness of Plan. Except as set forth in this Amendment No. 4, all of the terms of the Plan shall remain unchanged and in full force and effect.

4. Execution. To record the Amendment No. 4 to the Plan adopted by the Board of Directors of the Corporation has caused its authorized officer to execute the same.

BIONOVO, INC., a Delaware corporation

By:	/s/ Isaac Cohen

Name: Isaac Cohen Title: Chairman, President, Chief Executive Officer and Chief Scientific Officer